Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated May 21, 2015, relating to the balance sheet of Hennessy Capital Acquisition Corp. II as of May 7, 2015, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from April 29, 2015 (date of inception) to May 7, 2015, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC
New York, New York
May 21, 2015